PREFERRED SHARE CONSOLIDATION AND CONTROL BLOCK
                                   RESOLUTION
     CORPORATE RESOLUTION TO EFFECT A SHARE CONSOLIDATION AND CONTROL BLOCK
                                   DESIGNATION

                      Crys*Tel Telecommunications.com. Inc
                      ------------------------------------

                         COMPANY NAME (SECURITIES NAME)

                              Preferred and Common
                              --------------------

                                 CLASS OF STOCK


Whereas, preferred shareholders Kaiden S.A. and Pacrim Information Systems Inc. are consolidating their conversion rights from preferred stock to common stock on a six for one basis. (6 for 1);

Whereas, the issued and outstanding preferred shares will be 7,500,000 resulting in a maximum of 7,500,000 common shares being issued upon conversion.

Resolved, that Interwest Transfer Co. Inc., P.O. Box 17136, Salt Lake City, Utah, U.S.A. 84117, a Utah corporation, sole Transfer Agent for the above Class of stock for the above company, is authorized by the company to do the following;


1.     Share  certificates 2004, 2005, 2006, 2007, 2008, 2009, 2011, 2012, 2013,
       2014, 2015 as well as the shares of Phlox Investments Ltd. and Redoubt Holdings Ltd. are deemed to be a control block and should be legend stamped 144 restriction.

2. The board of directors and majority shareholders hereby direct the Transfer Agent Interwest to so legend the shares as described in paragraph one hereof

3. The board of directors and majority shareholders hereby deem it to be in the best interest of the company to rescind the stop transfer order on the stock certificates of Phlox Investments Ltd. and Redoubt Holdings Ltd. subject to placing a 144 legend thereon.


Be it so resolved on the 31st day of March 1999 by consent of the board of directors and majority shareholders.

We, the undersigned qualified directors and shareholders of the above named company, do hereby indemnity, lnterwest Transfer Co. Inc and their employees against any and all action taken by the above company and certify that this a true copy of a resolution set forth and adopted on thc below date and that the said resolution has not been in any way rescinded, annulled or revoked but the same is still in full force and effect.


/s/  James  N.  Rodgers
     ------------------            -----------             ------------
     James  N.  Rodgers            Edward  Yau             Mike  Hanson


     --------------------          -------------           ------------------
     Anthony  J.  Papalia          Edward  Nixon           Benjamin  Englisch


     -----------------------------------
     Pacrim  Information  Systems,  Inc.


     ------------
     Kaiden  S.A.



 DATED:  March  31,  1999

We, the undersigned qualified directors and shareholders of the above named company, do hereby indemnity, lnterwest Transfer Co. Inc and their employees against any and all action taken by the above company and certify that this a true copy of a resolution set forth and adopted on thc below date and that the said resolution has not been in any way rescinded, annulled or revoked but the same is still in full force and effect.



/s/  James  N.  Rodgers
     ------------------            -----------             ------------
     James  N.  Rodgers            Edward  Yau             Mike  Hanson


     --------------------          -------------           ------------------
     Anthony  J.  Papalia          Edward  Nixon           Benjamin  Englisch

/S/
     -----------------------------------
     Pacrim  Information  Systems,  Inc.


   ------------
   Kaiden  S.A.



 DATED:  March  31,  1999

We, the undersigned qualified directors and shareholders of the above named company, do hereby indemnity, lnterwest Transfer Co. Inc and their employees against any and all action taken by the above company and certify that this a true copy of a resolution set forth and adopted on thc below date and that the said resolution has not been in any way rescinded, annulled or revoked but the same is still in full force and effect.


/s/  James  N.  Rodgers
     ------------------            -----------             ------------
     James  N.  Rodgers            Edward  Yau             Mike  Hanson


     --------------------          -------------           ------------------
     Anthony  J.  Papalia          Edward  Nixon           Benjamin  Englisch


     Pacrim  Information  Systems,  Inc.
     -----------------------------------

/S/  Kaiden  S.A.
     ------------
     Kaiden  S.A.



 DATED:  March  31,  1999

We, the undersigned qualified directors and shareholders of the above named company, do hereby indemnity, lnterwest Transfer Co. Inc and their employees against any and all action taken by the above company and certify that this a true copy of a resolution set forth and adopted on thc below date and that the said resolution has not been in any way rescinded, annulled or revoked but the same is still in full force and effect.


/s/  James  N.  Rodgers
     ------------------            -----------             ------------
     James  N.  Rodgers            Edward  Yau             Mike  Hanson


                              /S/  Edward  Nixon
     --------------------          -------------           ------------------
     Anthony  J.  Papalia          Edward  Nixon           Benjamin  Englisch

/S/
     -----------------------------------
     Pacrim  Information  Systems,  Inc.

/S/  Kaiden  S.A.
     ------------
     Kaiden  S.A.



 DATED:  March  31,  1999